                                                                     Exhibit 3.1


                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                            TRINITY INDUSTRIES, INC.


     Pursuant to the provisions of Section 242 of the General Corporation Law of Delaware, the undersigned hereby certifies the following amendment to the Certificate of Incorporation, as amended, of TRINITY INDUSTRIES, INC. (the "Company") has been duly adopted in accordance with the provisions of
Section 242, to-wit:


     This Certificate of Amendment to the Certificate of Incorporation, as amended, amends the first paragraph of Article IV of the Certificate of Incorporation, as amended, for the Company, as heretofore amended, supplemented and restated, by deleting the first paragraph of Article IV thereof and substituting in lieu thereof a new paragraph, which shall read in its entirety as follows:

                                  "ARTICLE IV.
                                  ------------

                            Authorized Capital Stock
                            ------------------------

     The total number of shares of stock which the corporation shall have authority to issue is Two Hundred and One Million and Five Hundred Thousand (201,500,000) shares, of which One Million Five Hundred Thousand (1,500,000) shares shall be voting Preferred Stock without par value and Two Hundred Million (200,000,000) shares shall be Common Stock with a par value of One Dollar ($1.00) per share."

     IN WITNESS WHEREOF, this Certificate of Amendment to the Certificate of Incorporation, as amended, has been executed by a duly authorized officer of the Company this 23rd day of May, 2007.


TRINITY INDUSTRIES, INC.


By: /s/ Paul M. Jolas
    ----------------------------------------
    Paul M. Jolas
    Deputy General Counsel -- Corporate and
    Transactions, and Corporate Secretary

                                                                     EXHIBIT 3.1

                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE


                                   ----------


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "TRINITY INDUSTRIES, INC.", FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF DECEMBER, A.D. 1987, AT 10 O'CLOCK A.M.



                                             /s/ EDWARD J. FREEL
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

                                     [SEAL]

2098029 8100                                 AUTHENTICATION: 0779754

001549195                                              DATE: 11-08-00

                                                                         [STAMP]

                         CERTIFICATE TO FIRST AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                            TRINITY INDUSTRIES, INC.


         Pursuant to the provisions of Section 242 of the General Corporation Law of Delaware, the undersigned hereby certify that the following amendment to the Certificate of Incorporation of TRINITY INDUSTRIES, INC. (the "Company") has been duly adopted in accordance with the provisions of Section 242, to-wit:

         Article XI is added to the Certificate of Incorporation of the Company to read in its entirety as follows:

                                   ARTICLE XI

         No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of the foregoing provisions of this
Article XI by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

         IN WITNESS WHEREOF, the undersigned have executed this document as of December 15th, 1987.

                                        TRINITY INDUSTRIES, INC.

                                        By: /s/ F. DEAN PHELPS, JR.
                                           -------------------------------------
                                           F. Dean Phelps, Jr.
                                           Vice President

ATTEST:

/s/ J. J. FRENCH, JR.
-------------------------------
J. J. French, Jr.
Secretary

                                STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                                   ----------

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "TRINITY INDUSTRIES, INC.", FILED IN THIS OFFICE ON THE SIXTH DAY OF AUGUST, A.D. 1993, AT 1:30 O'CLOCK P.M.




                                             /s/ EDWARD J. FREEL
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

                                     [SEAL]

2098029 8100                                 AUTHENTICATION: 0779755

001549195                                              DATE: 11-08-00

                                                                         [STAMP]

                                SECOND AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                            TRINITY INDUSTRIES, INC.


         Pursuant to the provisions of Section 242 of the General Corporation Law of Delaware, the undersigned hereby certify the following amendment to the Certificate of Incorporation of TRINITY INDUSTRIES, INC. (the "Company") has been duly adopted in accordance with the provisions of Sections 242, to-wit:

         Article IV of the Company's Certificate of Incorporation is amended to increase the authorized number of shares of stock that the Company shall have authority to issue from Forty One Million Five Hundred Thousand (41,500,000) shares to One Hundred One Million Five Hundred Thousand (101,500,000) shares and the authorized number of shares of Common Stock from Forty Million (40,000,000) shares to One Hundred Million (100,000,000) shares by substituting the following in lieu of the existing Article IV of the Certificate of Incorporation so that Article IV as amended shall read in its entirety as follows:

                                  "ARTICLE IV.

                            Authorized Capital Stock

                  The total number of shares of stock which the corporation shall have authority to issue is One Hundred and One Million Five Hundred Thousand (101,500,000) shares, of which One Million Five Hundred Thousand (1,500,000) shares shall be voting Preferred Stock without par value and One Hundred Million (100,000,000) shares shall be Common Stock with a par value of One Dollar ($1.00) per share.

                  The following is a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof in respect of the shares of Preferred Stock and Common Stock of the corporation and of the authority expressly granted hereby to the Board of Directors of the corporation to fix by resolution or resolutions any of such designations and powers, preferences and rights, and qualifications, limitations and restrictions thereof that may be desired but which shall not be fixed by this Certificate of Incorporation.

                  A. Preferred Stock. The following is a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof in respect of the shares of Preferred Stock.

                           1. Voting Rights of Preferred Stock. In addition to such voting rights as may from time to time be required by the laws of Delaware, the holders of Preferred Stock shall vote at such times as holders of Common Stock may vote and in a like manner, one vote for each share of stock held, and all shares of the corporation shall be voted as a single class, except where specifically required by law to vote separately.

                           2. Provisions Regarding Issuance. The Preferred Stock may be issued from time to time in one or more series and in such amounts and for such consideration as may be determined by the Board of Directors. The designations, powers, preferences, and relative participating, optional, conversion and other special rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock, and as between the series of the Preferred Stock, shall be as are fixed herein and, to the extent not fixed herein, shall be such, not inconsistent with the provisions of this Article IV, as may be fixed by the Board of Directors, authority so to do being hereby expressly granted, and stated in a resolution or resolutions adopted by the Board of Directors providing for the issue of such series (herein called "Directors' Resolution"). The Directors' Resolution as to any series shall (a) designate the series, (b) fix the dividend rate of such series, the payment dates for dividends on shares of such series and, if the Board of Directors deems it advisable to cause dividends to be cumulative, the date or dates, or the method of determining the date or dates, from which dividends on shares of such series shall be cumulative, (c) fix the amount or amounts payable on shares of such series upon voluntary liquidation, dissolution or winding up, (d) state the price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed at the option of the corporation; and such Directors' Resolution may, in a manner not inconsistent with the provisions of this Article IV, (i) limit the number of shares of such series which may be issued, (ii) provide for a sinking fund for the purchase or redemption of shares of such series and determine the terms and conditions governing the operation of any such fund, (iii) impose conditions or restrictions upon the creation of indebtedness or upon the issue of any additional stock (including additional shares of such series or of any other series or of any other class) ranking on a parity with or prior to the shares of such series as to dividends or distribution of assets on liquidation, dissolution or winding up, (iv) impose conditions or restrictions upon the payment of dividends upon, or the making of other distributions to, or the redemption or acquisition of, shares of such series, or shares of junior stock theretofore issued, or any shares of any class of stock thereafter to be issued, or any shares of Preferred Stock theretofore issued ranking inferior to such series (as to dividends or distribution of assets on liquidation, dissolution or winding up) to the extent that the terms of such shares theretofore issued do not expressly prohibit the imposition of such conditions or restrictions, or any shares of Preferred Stock theretofore issued ranking prior to or on a parity with such series (as to dividends or distribution of assets on liquidation, dissolution or winding up) to the extent that the terms of such shares theretofore issued expressly permit the imposition of such conditions or restrictions, (v) grant rights of conversion or exchange of shares of such series into or for shares of junior stock, and (vi) grant such other special rights as shall not be inconsistent with the provisions of this Article IV. The term "junior stock," as used in this Article IV, shall mean shares of capital stock of the corporation ranking junior to Preferred Stock as to dividends and distribution of assets on liquidation, dissolution or winding up.

                           3. General Provisions. Subject to such further conditions or restrictions as may be imposed in any Directors' Resolution, so long as any shares of the Preferred Stock are outstanding, in no event shall any dividends whatsoever, whether in cash, stock or otherwise, be paid or declared, or any distribution be made, on any junior stock, nor shall any shares of junior stock (other than junior stock acquired in exchange for or out of the proceeds of the issue of other junior stock or out of contributions to the capital of the corporation) be purchased, redeemed, retired or otherwise acquired for a valuable consideration by the corporation:

                           (1) unless all dividends on the Preferred Stock for
                  all past dividend periods shall have been paid or declared and a sum sufficient for the payment thereof set apart, and the full dividend thereon for the then current dividend period shall have been paid or declared, and

                           (2) unless, as to each series of Preferred Stock for
                  which a sinking fund shall have been provided in the Directors' Resolution providing for the issuance of such series, the corporation shall have set aside the sum or sums required to be set aside by such Directors' Resolution, to be applied in the manner specified therein.

                  Subject to such conditions or restrictions as may be imposed in any Directors' Resolution, the corporation at the option of the Board of Directors may redeem in whole or in part the Preferred Stock of such series which by its terms is redeemable, at the time or times and on the terms and conditions fixed by the Directors' Resolution as to such series in accordance with the terms applicable to such Preferred Stock.

                  Any moneys set aside by the corporation and unclaimed at the end of six years from the date fixed for redemption shall revert to the general funds of the corporation.

                  So long as any shares of the Preferred Stock are outstanding, the corporation shall not amend, alter or repeal any of the provisions of this Article IV so as to affect adversely the rights, powers or preferences of the Preferred Stock or of the holders thereof, nor shall any consent or vote otherwise effective under said Article be effective with respect to the rights, powers or preferences of such Preferred Stock or be binding upon the holders of such Preferred Stock, without the consent of the holders of at least two-thirds (2/3) of the number of all outstanding shares of the Preferred Stock (and such further consent of that proportion of the holders of the shares of any one or more particular series, if any, as may be required by the Directors' Resolution or Resolutions providing for the issuance of such one or more particular series), given in person or by proxy, by vote at a meeting called for that purpose.

                  So long as shares of a particular series of Preferred Stock are outstanding, the corporation shall not amend, alter or repeal any provision of the Directors' Resolution providing for the issuance of such series so as to affect adversely the rights, powers or preferences of the shares of such series or of the holders thereof, without the consent of the holders of at lease two-thirds (2/3) of the number of outstanding shares of said series, given in person or by proxy, by vote at a meeting called for that purpose.

                  In the event of any liquidation, dissolution or winding up of the corporation, then, before any distribution or payment shall be made to the holder of any junior stock, the holders of the Preferred Stock of each series shall be entitled to be paid, in the event of a voluntary or involuntary liquidation, dissolution or winding up, such preferential amounts as may be fixed for such series in the Directors' Resolution providing for the issuance thereof. After such payment shall have been made in full to the holders of the Preferred Stock, the remaining assets and funds of the corporation shall be distributed among the holders of junior stock according to their respective rights. In the event that the assets of the corporation available for distribution to holders of Preferred Stock shall not be sufficient to make the payments herein required to be made in full, such assets shall be distributed to the holders of the respective shares of Preferred Stock in accordance with such priorities, if any, as between the various series of Preferred Stock as may be specified in any Directors' Resolution.

                  Preferred Stock redeemed or otherwise retired by the corporation assumes the status of authorized but unissued Preferred Stock and may thereafter, subject to the provisions of any Directors' Resolution providing for the issue of any particular series of Preferred Stock, be reissued in the same manner as authorized but unissued Preferred Stock.

                  B. Common Stock.

                           1. Dividends. Subject to the prior rights and preferences of the Preferred Stock, and subject to the provisions and on the conditions set forth in the foregoing paragraph A of this
         Article IV, or in any Directors' Resolution providing for the issue of a series of Preferred Stock, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time out of any funds legally available therefor.

                           2. Voting. Except as otherwise required by law, each share of Common Stock shall have one vote, in person or by proxy, for each share thereof held, and all shares of the corporation, including shares of Preferred Stock shall be voted as a single class except where specifically required by law to vote separately.

                           3. Distribution. After payment shall have been made in full to the holders of the Preferred Stock in the event of any liquidation, dissolution or winding up of the affairs of the corporation, the remaining assets and funds of the corporation shall be distributed among the holders of the Common Stock according to their respective shares.

                  C. Pre-emptive Rights. No holder of any stock of the corporation shall be entitled as a matter of right to purchase or subscribe for any part of any stock of the corporation, authorized by this Article IV, or of any additional stock of any class to be issued by reason of any increase of the authorized stock of the corporation, or of any bonds, certificates of indebtedness, debentures or other securities convertible into stock of the corporation, but any stock authorized by this Article IV or any such additional authorized issue of new stock or of securities convertible into stock may be issued and disposed of by the Board of Directors to such persons, firms, corporations or associations for such consideration and upon such terms and in such manner as the Board of Directors may in their discretion determine without offering any thereof on the same terms or on any terms to the stockholders then of record or to any class of stockholders.

                  D. Miscellaneous. The corporation shall be entitled to treat the person in whose name any share, right or option is registered as the owner thereof for all purposes and shall not he bound to recognize any equitable or other claim to or interest in such share, right or option on the part of any other person, whether or not the corporation shall have notice thereof, save as may be expressly provided by the laws of the State of Delaware.

                  A Director shall be fully protected in relying in good faith upon the books of account of the corporation or statements prepared by any of its officials as to the value and amount of the assets, liabilities and/or net profits of the corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

                  Without action by the stockholders, the shares of stock may be issued by the corporation from time to time for such consideration (not less than the par value thereof if such stock has a par value) as may be fixed from time to time by the Board of Directors, and any and all such shares so issued, the full consideration for which has been paid or delivered, shall be deemed fully paid stock and not liable to any further call or assessment thereon, and the holder of such shares shall not be liable for any further call or assessment thereon, or for any other payment thereof."

     IN WITNESS WHEREOF, the undersigned have executed this document as of August 5, 1993.

                                       TRINITY INDUSTRIES, INC.



                                       By: /s/ F. DEAN PHELPS, JR.
                                           ------------------------------------
                                               F. Dean Phelps, Jr.
                                               Vice President


ATTEST:


/s/ J. J. FRENCH, JR.
---------------------------------------
J. J. French, Jr., Secretary

                          CERTIFICATE OF INCORPORATION

                                       OF

                            TRINITY INDUSTRIES, INC.


                                   ARTICLE I.

                                      Name

         The name of the corporation is Trinity Industries, Inc.

                                   ARTICLE II.

                           Registered Office and Agent

         The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III.

                                     Purpose

         The purposes for which the corporation is organized are as follows:

         1. To design and manufacture products of every description fabricated in the various grades of ferrous and non-ferrous metals and their alloys, and to buy, sell and otherwise deal therein.

         2. To construct, build, manufacture, maintain, overhaul, repair and erect structures of every kind and description manufactured of various grades of ferrous and non-ferrous metals and their alloys, and to contract for the construction and erection of such structures.

         3. To manufacture, buy, sell, procure, distribute, market, exchange, import, export and in any other manner deal in or deal with (as principal, agent or otherwise) steel pressure vessels, refinery equipment, oil field supplies, poles and other products fabricated of various grades of ferrous and non-ferrous metals and their alloys, as well as materials, parts, instruments, devices and any other equipment, tools, parts, components and supplies.

         4. To acquire by purchase, lease or otherwise erect, maintain, operate, lease, mortgage and otherwise deal in and deal with buildings, warehouses, storehouses, manufacturing plants, factories, machine shops and any other structures and equipment necessary, useful or desirable for the conduct of the business of the corporation.

         5. To manufacture, purchase or otherwise acquire and to hold, own, mortgage or otherwise lien, pledge, lease, sell, assign, exchange, transfer or in any manner dispose of, and to invest, deal and trade in and with goods, wares and merchandise and personal property of any and every class or description within or without the State of Delaware.

         6. To acquire the good will, rights and property and to undertake the whole or any part of the assets and liabilities of any person, firm, association or corporation; to pay for the same in cash, the stock of the corporation, bonds or otherwise; to hold or in any manner to dispose of the whole or any part of the property so purchased; to conduct in any lawful manner the whole or any part of any business so acquired, and to exercise all the powers necessary or convenient in and about the conduct and management of such business.

         7. To purchase or otherwise acquire, apply for, register, hold, use, sell or in any manner dispose of, and to grant licenses or other rights in, and in any manner deal with, patents, inventions, improvements, processes, formulas, trademarks, trade names, rights and licenses secured under letters patent, copyrights or otherwise.

         8. To enter into, make and perform contracts of every kind for any lawful purpose, with any person, firm, association or corporation, town, city, county, body politic, state, territory, government or colony or dependency thereof.

         9. To render general and special services and advice, and to do all things as may be necessary or convenient in carrying out any or all of the foregoing purposes.

         10. To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         11. The objects and purposes specified herein shall be regarded as independent objects and purposes and, except where otherwise expressed, shall in no way be limited nor restricted by reference to or inference from the terms of any other clause or paragraph of this Certificate of Incorporation.

         12. The foregoing shall be construed both as objects and powers, and the enumeration thereof shall not be held to limit or restrict in any manner the general powers conferred on the corporation by the laws of the State of Delaware.

                                   ARTICLE IV.

                            Authorized Capital Stock

         The total number of shares of stock which the corporation shall have authority to issue is Forty-One Million Five Hundred Thousand (41,500,000) shares, of which One Million Five Hundred Thousand (1,500,000) shares shall be voting Preferred Stock without par value and Forty Million (40,000,000) shares shall be Common Stock with a par value of One Dollar ($1.00) per share.

         The following is a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof in respect of the shares of Preferred Stock and Common Stock of the corporation and of the authority expressly granted hereby to the Board of Directors of the corporation to fix by resolution or resolutions any of such destinations and powers, preferences and rights, and qualifications, limitations and restrictions thereof that may be desired but which shall not be fixed by this Certificate of Incorporation.

         A. Preferred Stock. The following is a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof in respect of the shares of Preferred Stock.

                  1. Voting Rights of Preferred Stock. In addition to such voting rights as may from time to time be required by the laws of Delaware, the holders of Preferred Stock shall vote at such times as holders of Common Stock may vote and in a like manner, one vote for each share of stock held, and all shares of the corporation shall be voted as a single class, except where specifically required by law to vote separately.

                  2. Provisions Regarding Issuance. The Preferred Stock may be issued from time to time in one or more series and in such amounts and for such consideration as may be determined by the Board of Directors. The designations, powers, preferences, and relative participating, optional, conversion and other special rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock, and as between the series of the Preferred Stock, shall be as are fixed herein and, to the extent not fixed herein, shall be such, not inconsistent with the provisions of this Article IV, as may be fixed by the Board of Directors, authority so to do being hereby expressly granted, and stated in a resolution or resolutions adopted by the Board of Directors providing for the issue of such series (herein called "Directors' Resolution"). The Directors' Resolution as to any series shall (a) designate the series, (b) fix the dividend rate of such series, the payment dates for dividends on shares of such series and, if the Board of Directors deems it advisable to cause dividends to be cumulative, the date or dates, or the method of determining the date or dates, from which dividends on shares of such series shall be cumulative, (c) fix the amount or amounts payable on shares of such series upon voluntary liquidation, dissolution or winding up, (d) state the price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed at the option of the corporation; and such Directors' Resolution may, in a manner not inconsistent with the provisions of this Article IV, (i) limit the number of shares of such series which may be issued, (ii) provide for a sinking fund for the purchase or redemption of shares of such series and determine the terms and conditions governing the operation of any such fund, (iii) impose conditions or restrictions upon the creation of indebtedness or upon the issue of any additional stock (including additional shares of such series or of any other series or of any other class) ranking on a parity with or prior to the shares of such series as to dividends or distribution of assets on liquidation, dissolution or winding up, (iv) impose conditions or restrictions upon the payment of dividends upon, or the making of other distributions to, or the redemption or acquisition of, shares of such series, or shares of junior stock theretofore issued, or any shares of any class of stock thereafter to be issued, or any shares of Preferred Stock theretofore issued ranking inferior to such series (as to dividends or distribution of assets on liquidation, dissolution or winding up) to the extent that the terms of such shares theretofore issued do not expressly prohibit the imposition of such conditions or restrictions, or any shares of Preferred Stock theretofore issued ranking prior to or on a parity with such series (as to dividends or distribution of assets on liquidation, dissolution or winding up) to the extent that the terms of such shares theretofore issued expressly permit the imposition of such conditions or restrictions, (v) grant rights of conversion or exchange of shares of such series into or for shares of junior stock, and (vi) grant such other special rights as shall not be inconsistent with the provisions of this Article
IV. The term "junior stock," as used in this Article IV, shall mean shares of capital stock of the corporation ranking junior to Preferred Stock as to dividends and distribution of assets on liquidation, dissolution or winding up.

                  3. General Provisions. Subject to such further conditions or restrictions as may be imposed in any Directors' Resolution, so long as any shares of the Preferred Stock are outstanding, in no event shall any dividends whatsoever, whether in cash, stock or otherwise, be paid or declared, or any distribution be made, on any junior stock, nor shall any shares of junior stock (other than junior stock acquired in exchange for or out of the proceeds of the issue of other junior stock or out of contributions to the capital of the corporation) be purchased, redeemed, retired or otherwise acquired for a valuable consideration by the corporation:

                           (1) unless all dividends on the Preferred Stock for
                  all past dividend periods shall have been paid or declared and a sum sufficient for the payment thereof set apart, and the full dividend thereon for the then current dividend period shall have been paid or declared, and

                           (2) unless, as to each series of Preferred Stock for
                  which a sinking fund shall have been provided in the Directors' Resolution providing for the issuance of such series, the corporation shall have set aside the sum or sums required to be set aside by such Directors' Resolution, to be applied in the manner specified therein.

                  Subject to such conditions or restrictions as may be imposed in any Directors' Resolution, the corporation at the option of the Board of Directors may redeem in whole or in part the Preferred Stock of such series which by its terms is redeemable, at the time or times and on the terms and conditions fixed by the Directors' Resolution as to such series in accordance with the terms applicable to such Preferred Stock.

                  Any moneys set aside by the corporation and unclaimed at the end of six years from the date fixed for redemption shall revert to the general funds of the corporation.

                  So long as any shares of the Preferred Stock are outstanding, the corporation shall not amend, alter or repeal any of the provisions of this
Article IV so as to affect adversely the rights, powers or preferences of the Preferred Stock or of the holders thereof, nor shall any consent or vote otherwise effective under said Article be effective with respect to the rights, powers or preferences of such Preferred Stock or be binding upon the holders of such Preferred Stock, without the consent of the holders of at least two-thirds (2/3) of the number of all outstanding shares of the Preferred Stock (and such further consent of that proportion of the holders of the shares of any one or more particular series, if any, as may be required by the Directors' Resolution or Resolutions providing for the issuance of such one or more particular series), given in person or by proxy, by vote at a meeting called for that purpose.

                  So long as shares of a particular series of Preferred Stock are outstanding, the corporation shall not amend, alter or repeal any provision of the Directors' Resolution providing for the issuance of such series so as to affect adversely the rights, powers or preferences of the shares of such series or of the holders thereof, without the consent of the holders of at least two-thirds (2/3) of the number of outstanding shares of said series, given in person or by proxy, by vote at a meeting called for that purpose.

                  In the event of any liquidation, dissolution or winding up of the corporation, then, before any distribution or payment shall be made to the holder of any junior stock, the holders of the Preferred Stock of each series shall be entitled to be paid, in the event of a voluntary or involuntary liquidation, dissolution or winding up, such preferential amounts as may be fixed for such series in the Directors' Resolution providing for the issuance thereof. After such payment shall have been made in full to the holders of the Preferred Stock, the remaining assets and funds of the corporation shall be distributed among the holders of junior stock according to their respective rights. In the event that the assets of the corporation available for distribution to holders of Preferred Stock shall not be sufficient to make the payments herein required to be made in full, such assets shall be distributed to the holders of the respective shares of Preferred Stock in accordance with such priorities, if any, as between the various series of Preferred Stock as may be specified in any Directors' Resolution.

                  Preferred Stock redeemed or otherwise retired by the corporation assumes the status of authorized but unissued Preferred Stock and may thereafter, subject to the provisions of any Directors' Resolution providing for the issue of any particular series of Preferred Stock, be reissued in the same manner as authorized but unissued Preferred Stock.

         B. Common Stock.

                  1. Dividends. Subject to the prior rights and preferences of the Preferred Stock, and subject to the provisions and on the conditions set forth in the foregoing paragraph A of this Article IV, or in any Directors' Resolution providing for the issue of a series of Preferred Stock, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time out of any funds legally available therefor.

                  2. Voting. Except as otherwise required by law, each share of Common Stock shall have one vote, in person or by proxy, for each share thereof held, and all shares of the corporation, including shares of Preferred Stock shall be voted as a single class except where specifically required by law to vote separately.

                  3. Distribution. After payment shall have been made in full to the holders of the Preferred Stock in the event of any liquidation, dissolution or winding up of the affairs of the corporation, the remaining assets and funds of the corporation shall be distributed among the holders of the Common Stock according to their respective shares.

         C. Pre-emptive Rights. No holder of any stock of the corporation shall be entitled as a matter of right to purchase or subscribe for any part of any stock of the corporation, authorized by this Article IV, or of any additional stock of any class to be issued by reason of any increase of the authorized stock of the corporation, or of any bonds, certificates of indebtedness, debentures or other securities convertible into stock of the corporation, but any stock authorized by this Article IV or any such additional authorized issue of new stock or of securities convertible into stock may be issued and disposed of by the Board of Directors to such persons, firms, corporations or associations for such consideration and upon such terms and in such manner as the Board of Directors may in their discretion determine without offering any thereof on the same terms or on any terms to the stockholders then of record or to any class of stockholders.

         D. Miscellaneous. The corporation shall be entitled to treat the person in whose name any share, right or option is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such share, right or option on the part of any other person, whether or not the corporation shall have notice thereof, save as may be expressly provided by the laws of the State of Delaware.

         A Director shall be fully protected in relying in good faith upon the books of account of the corporation or statements prepared by any of its officials as to the value and amount of the assets, liabilities and/or net profits of the corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

         Without action by the stockholders, the shares of stock may be issued by the corporation from time to time for such consideration (not less than the par value thereof if such stock has a par value) as may be fixed from time to time by the Board of Directors, and any and all such shares so issued, the full consideration for which has been paid or delivered, shall be deemed fully paid stock and not liable to any further call or assessment thereon, and the holder of such shares shall not be liable for any further call or assessment thereon, or for any other payment thereof.

                                   ARTICLE V.

                               Sole Incorporator

         The name and mailing address of the sole incorporator is:

                           J. J. French, Jr.
                           3600 RepublicBank Dallas Tower
                           Dallas, Texas 75201-3989

                                   ARTICLE VI.

                                    Directors

         The number of Directors constituting the initial Board of Directors is seven (7); however, hereafter the Bylaws of the corporation shall fix the number at not less than five (5), nor more than twelve (12). The name and mailing address of each initial Director who is to serve as a Director until the first annual meeting of the stockholders or until a successor is elected and qualified are as follows:

          Name                                    Address
          ----                                    -------

W. Ray Wallace                          P.O. Box 10587
                                        Dallas, Texas 75207

Alfred J. Gamble                        P.O. Box 310
                                        Montgomery, Alabama 36195-2201

Dean P. Guerin                          2001 Bryan Tower, 23rd floor
                                        Dallas, Texas 75201

Jess T. Hay                             2001 Bryan Tower, Suite 3600
                                        Dallas, Texas 75201

Edmund M. Hoffman                       1999 Bryan Street, Suite 3300
                                        Dallas, Texas 75201

Ray J. Pulley                           P.O. Box 576
                                        Brownsboro, Texas 75756

Thomas A. Rose, Jr.                     403 South Akard
                                        Dallas, Texas 75202

                                  ARTICLE VII.

                                    Duration

         The corporation is to have perpetual existence.

                                  ARTICLE VIII.

                        Powers of the Board of Directors

         In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the corporation is expressly authorized:

         1. To make, alter, amend and repeal the Bylaws;

         2. To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to alter or abolish any such reserve;

         3. To authorize and cause to be executed mortgages and liens upon the property and franchises of the corporation; and

         4. To designate, by resolution passed by a majority of the whole Board, three or more directors to constitute an Executive Committee, which committee, unless its authority shall be otherwise expressly limited by such resolution, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the corporation except where action of the Board of Directors is specified by statute or other applicable law; provided, the designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

         To the extent that any of the foregoing powers conflict with any applicable statute of the State of Delaware now or hereafter in effect, such statute, to the extent of such conflict, shall be controlling.

                                   ARTICLE IX.

                                   Amendments

         The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon officers, directors, and stockholders herein are granted subject to this reservation.

                                   ARTICLE X.

                    Compromise or Arrangement with Creditors

         Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.

         THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly I have hereunto set my hand this 1st day of August, 1986.


                                                /s/ J. J. FRENCH, JR.
                                                --------------------------------
                                                J. J. French, Jr.

THE STATE OF TEXAS      )
                        )
COUNTY OF DALLAS        )

         BEFORE ME, the undersigned authority, on this day personally appeared
J. J. French, Jr., known to me to be the person whose name is subscribed to the foregoing instrument, and being by me first duly sworn, declared to me that the statements therein contained are true and correct and that he executed the same as his act and deed for purposes and consideration therein expressed.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this the 1st day of August,
1986.


                                                         /s/ KELLY SMITH
                                                --------------------------------
                                                     Notary Public in and for
                                                        The State of Texas

[SEAL]

My Commission Expires:

        1-24-89                                            KELLY SMITH
---------------------------                     --------------------------------
                                                      Printed Name of Notary

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "TRINITY INDUSTRIES, INC.", FILED IN THIS OFFICE ON THE FOURTH DAY OF AUGUST, A.D. 1986, AT 3 O'CLOCK P.M.











                                                     /S/ EDWARD J. FREEL
                                     [SEAL]  -----------------------------------
                                             Edward J. Freel, Secretary of State


2098029 8100                                           AUTHENTICATION:   0779753

001549195                                                        DATE:  11-08-00